UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2022

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LSTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed under Item 1A. Risk Factors - Operational Risks in the Annual Report on Form 10-K for the fiscal year ended December 25, 2021 filed by Landstar System, Inc. (the “Company” or “Landstar”) with the Securities and Exchange Commission (the “SEC”) on February 18, 2022, among the larger independent commission sales agencies participating in the Landstar network, “one such Landstar independent commission sales agency, itself with a very diversified customer base, generated approximately $740,000,000, or 11%, of Landstar’s consolidated revenue and approximately 7% of Landstar’s consolidated variable contribution in fiscal year 2021. Moreover, a number of these larger agencies, including the largest of Landstar’s independent commission sales agents, maintain business operations in countries outside of North America where the risks of doing business may be different than in the United States or Canada due to geopolitical, legal or other risks associated with doing business in such foreign jurisdictions. For example, certain Landstar independent agencies maintain business operations in Eastern Europe, including in Ukraine, which could be significantly impacted by the further escalation in tensions and potential for armed conflict. There can be no assurance regarding the potential disruption and impact adverse geopolitical developments in these foreign jurisdictions could have on the ability of certain large independent commission sales agents to generate and maintain business operations in support of significant amounts of Landstar revenue.”

As referenced above, the largest Landstar independent commission sales agency as measured by Landstar revenue generated in fiscal year 2021, while based in the United States, has significant operations based in eastern Ukraine. The operations of this agency have been significantly disrupted by the Russian invasion of Ukraine. The Company also has another of its largest independent commission sales agencies, as measured by revenue generated in fiscal year 2021, that is based in the United States but conducts a portion of its operations in western Ukraine. Collectively, these two independent agencies generated approximately $860 million, or 13%, of the Company’s consolidated revenue in fiscal year 2021. The priority for Landstar and both of these agencies is the safety and well-being of these agencies’ Ukrainian workforces and their families. No assurances can be provided regarding the conflict between Russia and Ukraine and the extent of the operational disruption the conflict may have on either of these Landstar agencies and the related impact of these disruptions on the Company.

The Company estimates that the complete disruption of the Ukrainian-based operations of these two agencies would have an adverse impact of approximately $20 to $25 million in the Company’s truck load revenue per week. As there are 4 weeks remaining in the Company’s 2022 fiscal first quarter, the Company estimates a potential adverse impact of up to $100 million in revenue in the quarter. Based on this potential amount of lost revenue, we estimate a 2022 first quarter potential impact to earnings per diluted share of up to $0.18. Moreover, the length and depth of the business disruption caused by the Russian invasion of Ukraine in future quarters to the businesses of these two independent commission sales agencies cannot be predicted at this time.

In its 2021 fourth quarter earnings release, a copy of which was furnished as an exhibit to a Current Report on Form 8-K filed with the SEC on January 26th, 2022, the Company provided revenue guidance in a range of $1.70 billion to $1.75 billion and diluted earnings per share guidance in a range of $2.70 to $2.80 for the Company’s 2022 first fiscal quarter (together, the “Prior Guidance”). The Prior Guidance assumed revenue per load on loads hauled via truck to increase 14 to 17 percent and loads hauled via truck to increase 12 to 14 percent, respectively, in the 2022 first quarter over the 2021 first quarter. Through the first 8 weeks of the Company’s 2022 first fiscal quarter, revenue per load on loads hauled via truck increased 27% and the number of loads hauled via truck increased 24%, respectively, as compared to the first 8 weeks of the Company’s 2021 first fiscal quarter. Even assuming the complete disruption of the Ukrainian-based operations of these two agencies through the remainder of the first quarter as described above, the Company anticipates that revenue for the 2022 first quarter would exceed the high end of the range set forth in the Prior Guidance in a mid-single-digit percentage range and, assuming insurance and claims cost at 4.2% of BCO Independent Contractor revenue, earnings per diluted share for the 2022 first quarter would exceed the high end of the range set forth in the Prior Guidance in a low double-digit percentage range.

During the quarter-to-date period through February 25th, 2022, the Company purchased approximately 641,000 shares of the Company’s common stock at an aggregate cost of approximately $101.2 million.

The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,”

“may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2021 fiscal year; the impact of the coronavirus (COVID-19) pandemic; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. foreign trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2021 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: February 28, 2022	By:	/s/ Fred L. Pensotti
Name: Fred L. Pensotti
Title: Vice President and Chief Financial Officer